UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

COOPER TIRE & RUBBER COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Frequently Asked Questions

Why did Cooper agree to Apollo’s acquisition offer?

In a word, growth. Combined, Cooper and Apollo will become the seventh-largest tire company in the world. Together, we will be bigger, stronger and better positioned for long-term success in today’s increasingly competitive global tire industry. Cooper’s outstanding performance, sound strategy and transformed business model made us an attractive acquisition candidate. While Cooper was not proactively looking to be acquired, we were presented with an opportunity that is good for our people, good for our customers and good for our stockholders. Our board of directors unanimously supported and approved this agreement—it makes great business sense.

Cooper is bigger than Apollo. Why didn’t Cooper acquire Apollo?

As we’ve said, Cooper has a sound strategic plan that we have been executing well around the globe, generating record results and positively transforming our business model. We were not looking to be acquired, but Apollo presented us with a compelling financial offer and the opportunity to add scale and capacity in a very competitive tire industry. It’s important to realize that as a publicly held company, we have an obligation to maximize value for our stockholders. When an offer is made that allows us to do that the board of directors is legally required to act for the benefit of our shareholders and it makes such great sense for our business and our people.

How will Cooper benefit from being acquired by Apollo?

We believe this combination will create more opportunities for the employees and suppliers of both companies, as well as increased options for customers. Apollo and Cooper together will have a presence spanning four continents, with a significant foothold in the world’s three largest automotive markets - the U.S., Europe and China – and will be a leader in fast-growing emerging markets. Furthermore, our combined product portfolio will be diverse and well-balanced, with well-positioned brands respected for both quality and performance.

Who is Apollo?

Founded in 1972 and headquartered in Gurgaon, India, Apollo has become one of India’s leading tire manufacturers and among the fastest-growing global tire producers. The company has a manufacturing presence in Asia, Europe and Africa, with nine modern tire facilities and exports to more than 118 countries, and a global workforce of 16,000 employees and annual revenue of US $ 2.5 billion.

Has Apollo completed other acquisitions?

Apollo has a successful track record of organic growth as well as growth via acquisition. Apollo is an experienced acquirer and has successfully integrated other companies including Vredestein in the Netherlands acquired in 2009.

Who will comprise Cooper’s executive leadership and regional management teams?

Apollo plans to ensure management continuity as members of the management team will remain in place. While each transaction is unique, Apollo historically has sought to keep local management teams in place following acquisitions, tapping their local expertise and relationships. Apollo firmly believes that Cooper’s most important asset is its people, including the experience of its management team. Cooper and Apollo share a common strategic vision and are working collaboratively to make decisions about management structures and other aspects of the combined company.

Will Cooper’s manufacturing operations be integrated into Apollo’s or run separately?

Apollo intends to retain Cooper’s facilities around the world, and there are no plans to outsource manufacturing from North America. Apollo also plans to maintain the networks and workforces Cooper already has in place and grow existing facilities to meet the combined company’s expanded needs.

What will happen with the unions currently representing Cooper employees and their existing contracts?

Cooper will continue to recognize the labor unions and honor the terms of the collective bargaining agreements presently in effect.

What about non-union facilities/employees?

Compensation and benefit levels for non-union employees will generally be maintained.

How does the culture of Cooper align with Apollo’s culture?

The two companies’ strong, values-based cultures are extremely compatible; in fact, Apollo’s values statement is called “The Apollo Way” and shares many of the core beliefs with Cooper’s own “The Cooper Way.” Both companies enjoy longstanding reputations for skilled management, excellent customer service and responsible worldwide growth. Furthermore, Cooper and Apollo are equally committed to employee safety and development, as well as sustainability and giving back to local communities.

Will this impact the company’s product quality, customer service and innovation?

No. Both Apollo and Cooper are passionate about innovation and technology and have won important third-party recognition for their products. Together, Cooper and Apollo will build upon this mutual legacy with even better products, customer service and innovation.

Will Cooper’s brands still be available to consumers?

Yes. Apollo believes in the value of Cooper’s product portfolio, including well-respected brands such as Cooper, Starfire, Chengshan, Mastercraft, and Roadmaster and is committed to taking the time necessary to thoughtfully evaluate the combined company’s product mix before making any decisions.

Will Cooper brand tires still be made in the US as well as China and Europe?

Yes. There are no plans to outsource manufacturing from North America, and Apollo intends to retain Cooper’s facilities around the world and grow existing facilities to meet the combined company’s expanded needs.

ADDITIONAL INFORMATION

In connection with the proposed transaction, Cooper will file a proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND COOPER. You will be able to obtain the proxy statement, as well as other filings containing information about Cooper, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by Cooper with the SEC can also be obtained, free of charge, by directing a request to Cooper Tire & Rubber Company, 701 Lima Avenue, Findlay, Ohio 45840, c/o Jerry Long (investorrelations@coopertire.com).

Participants in the Solicitation

Cooper and its directors and officers may be deemed to be participants in the solicitation of proxies from Cooper’s stockholders with respect to the special meeting of stockholders that will be held to consider the proposed transaction. Information about Cooper’s directors and officers and their ownership of Cooper’s common stock is set forth in its Form 10-K which was filed with the SEC on February 25, 2013 and the proxy statement for Cooper’s Annual Meeting of stockholders, which was filed with the SEC on March 26, 2013. Stockholders may obtain additional information regarding the interests of Cooper and its directors and executive officers in the proposed transaction, which may be different than those of Cooper’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are not based on historical facts but instead reflect Cooper’s and Apollo’s expectations, estimates or projections concerning future results or events. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “project,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “likely,” “will,” “should” or similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved.

The forward-looking statements included in this release are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: volatility in raw material and energy prices, including those of rubber, steel, petroleum based products and natural gas and the unavailability of such raw materials or energy sources; the failure of Cooper’s or Apollo’s suppliers to timely deliver products in accordance with contract specifications; changes in economic and business conditions in the world; failure to implement information technologies or related systems, including failure by Cooper to successfully implement an ERP system; increased competitive activity including actions by larger competitors or lower-cost producers; the failure to achieve expected sales levels; changes in Cooper’s or Apollo’s customer relationships, including loss of particular business for competitive or other reasons; litigation brought against Cooper or Apollo, including products liability claims, which could result in material damages against Cooper or Apollo; changes to tariffs or the imposition of new tariffs or trade restrictions; changes in pension expense and/or funding resulting from investment performance of Cooper’s pension plan assets and changes in discount rate, salary increase rate, and expected return on plan assets assumptions, or changes to related accounting regulations; government regulatory and legislative initiatives including environmental and healthcare matters; volatility in the capital and financial markets or changes to the credit markets and/or access to those markets; changes in interest or foreign exchange rates; an adverse change in Cooper’s or Apollo’s credit ratings, which could increase borrowing costs and/or hamper access to the credit markets; the risks associated with doing business outside of the United States; the failure to develop technologies, processes or products needed to support consumer demand; technology advancements; the inability to recover the costs to develop and test new products or processes; the impact of labor problems, including labor disruptions at Cooper or Apollo or at one or more of their large customers or suppliers; failure to attract or retain key personnel; consolidation among competitors or customers; inaccurate assumptions used in developing Cooper’s or Apollo’s strategic plan or operating plans or the inability or failure to successfully implement such plans; failure to successfully integrate acquisitions into operations or their related financings may impact liquidity and capital resources; changes in Cooper’s relationship with joint-venture partners; the inability to obtain and maintain price increases to offset higher production or material costs; inability to adequately protect Cooper’s or Apollo’s intellectual property rights; inability to use deferred tax assets; other factors that are set forth in management’s discussion and analysis of Cooper’s most recently filed reports with the SEC; and uncertainties associated with the proposed acquisition of Cooper by Apollo, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. This list of factors is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.